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                                                                    EXHIBIT 23.2

                 CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

The Board of Directors
Alpha Natural Resources, Inc.

     Marshall Miller & Associates, Inc. hereby consents to the references to our firm in the form and context in which they appear in Amendment No. 2 to the Form S-1 Registration Statement (the "Form S-1"). We hereby further consent to the use of information contained in our report, dated as of November 24, 2004, setting forth the estimates of the Company's coal reserves in the Form S-1.

                                   Marshall Miller & Associates, Inc.

                                   By: /s/ K. Scott Keim

                                   Name: K. Scott Keim

                                   Title: President -- Energy & Mineral
                                          Resources



January 30, 2005